ESSEX INVESTMENT MANAGEMENT COMPANY, LLC

Code of Ethics

and

Statement of Policies and Procedures on Insider Trading

January 2010, as amended

ESSEX INVESTMENT MANAGEMENT COMPANY, LLC

CODE OF ETHICS

I.	General Principals

As an investment adviser, Essex Investment Management Company, LLC (“Essex” or
“Firm”) and its employees owe a fiduciary responsibility to our clients; this requires each of us to put the interest of our clients first. A critical component of our fiduciary duty to our clients is to avoid potential conflicts of interest. As such, our Code of Ethics
(“Code”) requires the following:

	•		All employees must place the interest of our clients first;
	•		All employees must execute personal securities transactions in compliance with this
Code of Ethics and to avoid any actual or potential conflicts of interest. Even the appearance of a conflict of interest must be anticipated and avoided;
	•		No employee should take inappropriate advantage of their position and/or unfair advantage of information that they learn; and
	•		All employees must comply with all applicable federal securities laws.

	A.		Code Not to Forbid or Even Discourage Personal Investing

It is strongly emphasized that it is not the intention of this Code of Ethics to forbid or even discourage the accumulation and management, by officers or employees, of a personal portfolio consisting of securities generally available to the public including securities in the portfolios of client accounts. Indeed, a sound personal investment program is one very good way to develop an analytical skill in dealing with the market and can be of great value to the client accounts. Such a course of action must however, in recognition of the service relationship to the clients, be carried on in accordance with certain standards and guidelines that have been established for everyone’s protection.

	B.		Restricted Activities

Among other things, it is clear that each Essex employee and their
Immediate Family Members (as defined in Section II below) are considered an Access Person under this Code, should be certain that he/she avoid:

		1.	purchasing or selling securities in such a way as to compete in the marketplace with the accounts of clients managed by Essex, or otherwise acting to injure their transactions;

		2.	using knowledge of client securities transactions to profit by the market effect of such client transactions;

		3.	placing a transaction, which in hindsight, might take on the appearance of “front-running” clients’ accounts; or

I

		4.	giving to others information not generally available to the public of proposed or current purchases or sales by the clients (except to the extent necessary to the carrying on of the business of the clients) because of the possibility of such others taking action detrimental or potentially detrimental to the client accounts or potentially benefiting from the market effect of such client transaction.

	C.	Enforcement of Code

The Chief Compliance Officer and the Firm’s Code of Ethics Committee will have full and complete authority to enforce this Code, and their decisions under this Code will be final.

	D.	Compliance with Federal Securities Laws

All employees must comply with all applicable federal securities laws, including the laws regarding insider trading (as described more fully in the Appendix).

II.	Persons to Whom this Code Applies

	A.	The requirements of this Code apply directly to all “Access Persons”.
For purposes of this Code, Essex defines Access Persons as:

		1.	Essex employees
		2.	“Immediate family members” of Essex employees sharing the same household as the employee. For purposes of this Code, Essex
defines immediate family members to include any child, stepchild, foster child, grandchild, parent, stepparent, grandparent, spouse, domestic or civil partner, significant other, brother, sister, mother-in-
law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and including adoptive relationships
		3.	Any unrelated person whose investments are controlled by the employee
		4.	Any person to whose financial support an employee materially contributes

	B.	Code applies to others indirectly

The intent of this Code cannot be circumvented by an Access Person providing information to a person, not described in Section II.A. above, with the expectation that that person will trade on such information.
Thus, for example, an Access Person may not provide information to a brother or sister not living with him/her with the expectation that that brother or sister will trade on the information.

	C.	Temporary Access Persons

The Firm, at the Chief Compliance Officer’s discretion, may also subject certain individuals, including interns, co-ops, temporary employees,

contract employees or independent contractors to any part or all of the
Firm’s Code of Ethics and its requirements.

	D.	Temporary Exemption from Code Application – Leave of Absence

Employees of Essex on an approved leave of absence may not be subject to the pre-clearance and reporting provisions of the Code, provided they meet the following requirements and obtain pre-approval from the Firm’s
Chief Compliance Officer: (i) they do not participate in, obtain information with respect to, or make recommendations as to, the purchase and sale of securities on behalf of a Fund or managed account;
(ii) they do not have access to information regarding the day-to-day investment activities of Essex; and (iii) they do not devote substantially all of their time to the activities of Essex.

III.	Certain Investing Guidelines for Employees

All Access Persons must adhere to the following restrictions:

	A.	Simultaneous Transactions

Essex employees and other Access Persons may not purchase, sell, short, etc. any security if, within the 7 calendar days prior to the time a Co-
Head Trader pre-clears the transaction, Essex has had activity in such security or an equivalent on behalf of any of its clients. The personal securities transactions of the Co-Head Traders shall be pre-cleared by the
Chief Compliance Officer.

Any simultaneous transactions, i.e., any purchase or sale of any security by any Access Person simultaneously with, or at approximately the same time as a client account, may involve a conflict with our clients and therefore may be a violation of the Code whether or not there is any detriment to the client account and whether or not any individual benefits thereby.

A pattern of buying or selling at approximately the same time as any account, or in advance of any account, carries with it, at a minimum, the appearance of a violation of the Code. The Chief Compliance Officer will carefully consider with any Access Person any transaction that has an appearance of a joint participation or simultaneous transaction. If an
Access Person intends to purchase or sell any security that is held by a client account, or has knowledge that a particular asset is being considered for purchase or sale by client accounts, it is recommended that that Access Person review the potential purchase or sale with the
Chief Compliance Officer.

Front-running is strictly prohibited by this Code. Front-running violations are typified in personal trades conducted shortly before
Essex’s transaction and is calculated to capitalize on the market effect of
Essex’s trading. Obviously, an Access Person’s transactions having the possible appearance of front-running should be avoided even though that

I

was not the intent. Trading by an Access Person immediately after a trade by Essex may allow that person to benefit from any market effect caused by Essex’s trades.

In an effort to avoid any appearance of front-running or other impermissible conduct, the Chief Compliance Officer will periodically review employee trades to determine whether Essex traded within the 7 calendar day period following an employee trade. In the event that Essex traded within the 7 calendar day period following an employee trade, the
Chief Compliance Officer will consider all relevant facts and circumstances of such employee trades (considerations may include how many Essex client accounts traded in that security, whether the employee had any knowledge of the client account(s) trading in such security, whether there is any pattern of trading by such employee that appears to be in violation of the letter or intent of this Code, or any other relevant facts), and if necessary will discuss such employee trade with the Code of Ethics Committee. Both the Chief Compliance Officer and the Code
of Ethics Committee will have the discretion to require the reversal of any such employee trade, and any profits of such trade to be donated to charity in accordance with Section VI.B, and to apply any sanction that is deemed appropriate.

B.	Initial Public and Secondary Offerings

No Access Person may engage in personal transactions involving the purchase of any security on an initial public offering or a secondary offering. This restriction also includes new issues resulting from spin-
offs, municipal securities and thrift conversions. In certain circumstances, the Chief Compliance Officer shall have the discretion to grant exceptions to this provision. The pre-approval process follows the same process outlined below for Private Placements and Investment
Letter Securities. Such a situation may arise for example, where a
Savings Bank goes public and offers investment opportunities to its long-
term depositors. Purchase of a security pursuant to this section is still subject to the Code’s reporting requirements. This policy does not prohibit an Access Person from buying securities in the open market after such offering, provided all other applicable provisions of this Code are met. This restriction does not apply to open-end mutual funds, U. S.
government issues or money market investments.

C.	Short Term Trading Bans

Essex employees and other Access Persons are prohibited from profiting as a result of “short-term” trading in any securities subject to this Code
(see the additional restriction on affiliated open-end mutual funds transactions below). For purposes of this Code, “short-term” trading is defined as the sale/cover of a security within 60 days of a purchase/short of the same security. Essex employees and other Access Persons are permitted to sell securities at a loss during this 60-day window, provided that they have complied with all of the other provisions of this Code
(e.g., pre-clearance).

I

Unaffiliated mutual funds (i.e., those that are not advised or subadvised by Essex or another affiliate of Affiliated Managers Group, Inc. (an
“Affiliate”)) are excluded from this short-term trading prohibition.

Essex requires this 60-day holding period in order to avoid the appearance of a conflict of interest arising from Access Persons quickly profiting on their personal trades.

Affiliated Open-End Mutual Funds

Essex employees and other Access Persons are prohibited from engaging in “short-term” trading in affiliated mutual funds. Mutual funds are
“affiliated” if Essex or an Affiliate acts either as an adviser or sub-
adviser of the mutual fund (“Affiliated Fund” or “Affiliated Mutual
Fund”). If you are unsure about whether a fund is an Affiliated Fund, please consult with the Chief Compliance Officer. This prohibition applies equally to any Affiliated Mutual Fund holdings of an Access
Person, including a 401k or other retirement account. Money market funds are excluded from this prohibition.

D.	Cooperative Investments

Essex employees and other Access Persons may have a beneficial interest in a limited partnership, business trust, or investment club, or other similar organization dealing in securities (“Cooperative
Investment”) only with the prior written approval of the Chief
Compliance Officer. This provision does not apply to a Cooperative
Investment managed by Essex for its employees.

One of the factors to be considered by the Chief Compliance Officer will be the extent the Access Person takes part in any investment decision. If the Access Person takes any part in any investment decision, or could have the appearance of taking part in any decision, the Cooperative
Investment must follow this Code, including the pre-clearance provision.
If the Cooperative Investment does not adhere to this Code, then participation by the Access Person will be prohibited. The Chief
Compliance Officer’s decision will be final.

E.	Mutual Funds

Essex employees and other Access Persons may invest in any regulated investment company (mutual fund) provided the purchase or sale of such fund(s) is on substantially the same terms as someone who is not associated with Essex.

Noted throughout this Code are various provisions related to open-end mutual funds. In summary, on a monthly basis you must report transactions in all Affiliated Mutual Funds and unaffiliated open-end mutual funds (other than transactions in Essex’s employee 401(k) plan), except that you do not need to include on your monthly reports automatic contributions or withdrawals to or from a mutual fund (nonetheless, in

I

accordance with Section III(I), you must pre-clear any automatic contribution or withdrawal plan that involves more than $1,000 per month). In addition, initially (upon employment) and annually
(thereafter) you must report all holdings of Affiliated Mutual Funds and unaffiliated open-end mutual funds outside of Essex’s employee 401(k)
plan (including those held as a result of an automatic contribution plan).
As described in Section III(C) above, you are also prohibited from engaging in short-term trading, meaning within a 60-day period, in
Affiliated Mutual Funds. Finally, with respect to Affiliated Mutual
Funds, you must pre-clear all your transactions (other than those pursuant to an automatic contribution or withdrawal plan that has been pre-cleared under Section III(I), or is exempt from pre-clearance under that Section).

F.	Options and Short Sales

Like any other security, the use of options and short sales are subject to all provisions of this Code. Due to the restrictions on simultaneous transactions, the limited life of an option contract, and the potential for unlimited losses on short sales, an Access Person should very carefully consider the implications of writing, buying, selling, exercising put or call options, or making short sales, or combinations of any of the foregoing. The Access Person should weigh the risks associated with these types of investments because of the special nature of some of these transactions, the potential conflicts they may create with investments held in or being considered for purchase or sale by client accounts, and the trading restrictions and prohibitions contained in this Code.

In addition, the potential for conflict and/or the appearance of conflict of interest with our clients by using these types of investments is increased.
The appearance of front-running is also increased. Therefore, the use of these types of investments will be carefully scrutinized by the Chief
Compliance Officer, and if it is determined that the Access Person benefited, at the expense of any client, the profits from the transaction may be disgorged.

In any case, the use of options to evade the provisions of this Code is prohibited.

G.	Private Placements and Investment Letter Securities

In limited situations, Essex employees and other Access Persons may purchase investment letter securities, or securities in a private offering;
however, the procedures for such purchase are different from the normal pre-clearance authorization for publicly traded securities described above in III.A. This section does not apply to securities purchased through a vehicle managed by Essex in which an Access Person has made an investment.

An Access Person’s investment in private placements increases the potential for either a conflict or the appearance of a conflict of interest

I

with Essex’s clients. For example, if the client accounts have accepted the invitation, an Access Person cannot compete with them. If the client accounts have refused, a participation by an Access Person is open to the charge that the client accounts refused to invest, or were encouraged not to invest, in order to enable the Access Person to participate.

If the security is such that a client's accounts could possibly have an interest, a purchase by an Access Person is open to the charge that he received preferred treatment from a broker-dealer because of his association with an investment advisor or a counseling account.

However, in some instances, there may be extenuating circumstances or special facts, such as personal relationships with the issuer. In addition, in certain situations, it may be in the best interest of the client for an
Access Person to make an investment - where for example the purchase of a larger block may reduce the overall unit price of the issue.

Therefore, Access Persons may request permission to make such investments. Application for such permission should be addressed to the
Chief Compliance Officer. The Chief Compliance Officer’s
determination will be final and the notification to the employee of the decision will be retained. The Chief Compliance Officer may report such activity to the Code of Ethics Committee at its next regular meeting, as the CCO determines appropriate.

When making a determination as to whether an employee may make an investment in a restricted security, the following will be taken into account:

1.	That each client who is known to be potentially interested in such type of investment or whose stated investment objectives are consistent with such an investment has been informed
directly about the opportunity;

2.	Essex has made a good faith determination as to what portion of such offering should be made available to each client in this group of accounts, based on risk/return characteristics, level of diversification, other investment opportunities available, etc. of the client’s account;

3.	All clients whose investment guidelines would permit such an investment have been notified of the investment opportunity and have responded back to Essex, in writing, of their acceptance or rejection of the investment; and

4.	All doubts must be resolved in favor of offering the investment to the client at the expense of the Access Person’s opportunity to invest.

After the above four items have been resolved and the investment opportunity is still available to the Access Person, then the Chief
Compliance Officer must further determine:

I

	1.	That the Access Person’s participation in the offering will not have a material adverse effect on the terms being offered to the client;

	2.	That the Access Person is participating in the offering on the same terms as the client and on the same terms as generally
being offered to other prospective investors;

	3.	That the proposed transaction in no way creates any unfairness to any of Essex’s existing clients; and

	4.	That any conflict will be resolved in favor of the client, even if it means the Access Person is not allowed to make the investment.

H.	Exempted Transactions

	1.	Essex does not generally engage, on behalf of its clients, in securities transactions other than those described specifically in the Code. Nevertheless, all Essex employees and other Access
Persons securities transactions are subject to the principles of the
Code, whether or not they are of a type specifically described herein. They are also subject to the pre-clearance procedure, unless the Code expressly states otherwise.

The following securities transactions do not require pre-
clearance or reporting under this Code (except that transactions in unaffiliated mutual funds outside of Essex’s employee 401(k)
plan must be reported), but only if the Access Person is
completely satisfied that such an investment is consistent with the general principles of the Code, as well as its specific
requirements:

• Direct investments in obligations of the United States;
• Investments in commodities (not including index futures
or currency futures or forward contracts);
• Direct investment in real estate (not including securities evidencing an interest in real estate, such as REITs);
• Investments in unaffiliated mutual funds (which are not
subject to pre-clearance but are subject to reporting
under this Code, as noted above);
• Investments in FDIC-insured bank accounts or
certificates of deposit;
• Money market instruments;
• U.S. Depository Receipts as described in Section
III.J(2); and
• Transactions in Essex’s employee 401(k) plan

I

I.	Dividend Reinvestment Plans and Automatic Purchase Plans

Access Persons may participate in an issuer’s dividend reinvestment plan
(“DRP”) and may make cash contributions to purchase additional shares through the DRP. The commencement of participation in a DRP is subject to the pre-clearance procedure, as is any cash contribution to a
DRP (except as described below).

If an Access Person intends to make small cash contributions ($1,000.00 or less) to an individual DRP on a monthly (or less frequent) basis as part of an ongoing personal investment program in such security, such Access
Person may pre-clear the investment program to avoid the need to pre-
clear each investment made within the confines of such a plan.

The termination of an investment plan as described above, the termination of participation in the DRP, and the purchase of shares through the DRP by dividend reinvestment alone are not subject to pre-
clearance.

This process also applies to all automatic purchase or withdrawal plans involving mutual funds, whether affiliated or unaffiliated (i.e., an Access
Person’s automatic purchase or withdrawal plan in a mutual fund must be pre-cleared if the Access Person’s transactions will be greater than
$1,000.00 per month; once the plan, as a whole, is pre-cleared, the
Access Person need not pre-clear each purchase or withdrawal made within the confines of the plan).

J.	Exemptions

(1) Purchases or sales of securities may be exempted from the provisions of
Section III.A. if the Access Person obtains a certification from a Co-
Head Trader that the proposed purchase or sale, or any purchases or sales by Essex accounts in the next seven calendar days, are unlikely to have a material impact on the price of the security. The Chief Compliance
Officer then must also approve such exemption.

(2) Purchases or sales of securities may be exempted from the provisions of
Section III.A. if the Chief Compliance Officer determines that a client account transaction is due to unforeseen client-directed cash flows (in or out) and is unlikely to have a material impact on the price of the security or securities.

(3) Purchases or sales of U.S. Index Depository Receipts (e.g., S & P
Depository Receipts – SPDR) and other exchange traded funds (“ETFs”)
may also be exempted from the provisions of III.A. if, pursuant to an exemption obtained from the Chief Compliance Officer such proposed purchase or sale, or any purchases or sales by Essex accounts in the next seven calendar days, are unlikely to have a material impact on the price of the U.S. Index Depository Receipt or other ETF.

Please be reminded that regardless of the above possible exemption, all
ETF’s are considered reportable securities for purposes of this Code.

I

Simultaneous transactions by Access Persons in securities that are also held by Essex clients, at a minimum, may create the appearance of a conflict of interest with the interests of the Essex client. However, the provisions of this Code are designed to recognize that, as a practical matter, there is little chance for a client to be harmed, or an employee to benefit through “front-running”, if purchases or sales are made in small amounts in a large capitalized, liquid stock. In making the certification necessary to obtain this exemption, a Co-Head Trader shall consider the market capitalization of the security, its average daily trading volume, and the likelihood that the Access Person’s transaction (or any potential transactions by Essex client accounts in the next seven calendar days)
would produce a material impact on the security’s price. In instances of firm-wide trades, however, this de minimis exception would not be permitted and the Access Person’s transaction would not be cleared for trading.

(4)		Trading activity through an account for which the Access Person does not have any authority to trade or to exercise discretion is not subject to the pre-clearance or reporting provisions of this Code. This would include for example, Blind Trusts or brokerage accounts where the
Access Person cannot exercise trading authority.

IV.		General Business Conduct and Avoiding Conflicts of Interest

The following are examples of particular areas which may raise concerns regarding possible conflicts of interest in the Firm’s business. Employees should be sensitive to these and other potential conflicts of interest when conducting the Firm’s business. Periodically, the Firm may request particular information from Firm employees to assist in evaluating and managing possible conflicts.

	A.	Gifts, Business Entertainment and Essex-sponsored Events

Essex has employee gift, business entertainment and Essex-
sponsored events policies within its Compliance Manual. A key provision of these policies requires that no employee shall accept directly or indirectly anything of value, including gifts and gratuities, in excess of $100 (in the aggregate) per year from any person or entity that does business with or on behalf of Essex.
Essex employees shall report any gifts given or received to
Compliance. These restrictions do not include ordinary course business entertainment, such as occasional meals or tickets to theater or sporting events or other similar entertainment where the donor is present. Please refer to the Firm’s Compliance
Manual for more details.

Managers Distributors, Inc. (“MDI”) Registered Representatives

In addition to the requirements stated herein, employees who are also registered representatives of MDI are required to also
comply with the gifts and non-cash compensation policies
maintained in MDI’s Supervisory Procedures Manual. MDI
registered representatives should refer to MDI’s Supervisory

I

Procedures Manual for details. Such registered representatives may also refer to the Firm’s Compliance Manual for a summary of MDI’s policies.

B.	Charitable Contributions

Essex may make charitable contributions to certain causes. All charitable contributions made by Essex must be approved by the
Chief Compliance Officer. In the event an employee receives a request from a customer or other business relationship that Essex make a charitable contribution, the request should be presented to the Chief Compliance Officer for approval. Personal
contributions do not require approval.

C.	Outside Business Activities and Outside Business
Relationships

Outside business activities, including charitable, not for profit, or other unpaid or paid activities, may give rise to potential
conflicts of interest or the appearance of conflicts of interest or otherwise jeopardize the integrity or reputation of Managers or any of its Affiliates. A conflict of interest or appearance of a conflict of interest may also occur if an Employee or Access
Person has an outside business or financial relationship with clients, service providers or other persons or entities with an existing material relationship with Essex.

An Employee seeking to engage in outside business activities and/or an Employee or Access Person seeking outside business relationships must obtain approval from his or her supervisor and also must inform Compliance to ensure the approval is
documented appropriately. Whether a particular outside activity or outside business relationship will be approved will depend on a variety of factors including the extent to which the proposed activity could violate any law or regulation, interfere with an employee’s responsibilities to Essex, involve prolonged absences during business hours, or activities that actually compete or give the appearance of competing with Essex’s or its clients’ interests.
Additionally, the possibility of adverse publicity and potential liability will be weighed.

Service as a Director

Because of the high potential for conflicts of interest and insider trading, Essex employees shall not serve on the Board of
Directors of a public company without prior approval of the
Chief Compliance Officer. Restrictions on Essex’s trading in the securities of that company shall then be put into place.
Employees should also contact the Chief Compliance Officer
should any immediate family member serve on the Board of

I

Directors of a public company. The Chief Compliance Officer
will determine whether any restrictions should be placed on the
Firm’s trading in such company’s securities.

		D.	Political Campaign Contributions

Employees are prohibited from making gifts or contributions in the name of, or on behalf of the Firm to any political committee, candidate or party. Contributions are broadly defined to include any form of money, purchase of tickets, use of corporate
personnel or facilities, or payment for services. Employees are prohibited from making any political contributions for the
purpose of obtaining or retaining advisory contracts with
government entities.

V.	Insider Trading

All employees of Essex are subject to special rules relating to trading on the basis of material, nonpublic information - sometimes referred to as “insider trading”
which appear in the attached appendix. All Essex employees are also subject to
Affiliated Managers Group, Inc.’s insider trading policy. On an annual basis, the
Chief Compliance Officer or his designee will re-distribute Affiliated Managers
Group, Inc.’s insider trading policy for re-certification.

VI.	Procedural Requirements

	A.	Prior to entering any personal securities transaction in securities other than those exempted under Section III.J.(3) or Section III.J.(4) of this
Code, the Access Person will be required to have a Pre-clearance Form executed by both a Co-Head Trader and the Chief Compliance Officer
(as well as by the employee himself/herself) certifying:

		1.	There are no open orders currently pending on the trading desk;

		2.	That there is no interest that might result in activity in said security during the immediate days ahead;

		3.	That there has not been an Essex transaction during the last 7 calendar days (other than transactions in a client account due to unforeseen client-directed cash flows (in or out) provided there is no material impact on the market price of any such security or securities, in accordance with Section III J.(2));

		4.	There is not any research currently being conducted and to the best of the Chief Compliance Officer’s knowledge, no research is contemplated that might result in transaction activity during the immediate days ahead

I

		5.	That the Access Person is not aware of any information which has not been disclosed to the Investment Committee, which, if it had been disclosed might have resulted in either the purchase or sale of a security for any of Essex’s client accounts; and

		6.	That the Access Person is not going to sell/cover this security within 60 days of this personal security transaction.

Failure to obtain pre-clearance for a personal security transaction is a serious breach of Essex’s rules. Violations of the pre-clearance requirement may subject the employee to disciplinary action. Failure to obtain pre-clearance may also result in the trade being canceled with the
Access Person bearing any losses that may occur. Any profits that may result from an unauthorized trade will be donated to a charity designated by Essex.

	B.		If a previously entered Access Person’s transaction falls within the applicable blackout period, the Access Person must contact the Chief
Compliance Officer who may, in his sole discretion, cancel the transaction prior to settlement. If the transaction cannot be canceled prior to settlement, then the Chief Compliance Officer may, in his sole discretion, require the Access Person to disgorge any resulting profits to
Essex, who will then donate such profits to a charity it designates. The amount of any such profits will be determined by the Chief Compliance
Officer in his sole discretion.

	C.		Upon written application to the Chief Compliance Officer demonstrating good cause, an Access Person who is not an employee of Essex may be completely or partially exempted from the pre-clearance provisions set forth above in Section VI(A). Any exemption shall be in writing, may be subject to such conditions as the Chief Compliance Officer shall determine, and may be revoked at any time by giving written notice to the Access Person. If a request for exemption is denied or revoked, the
Access Person must follow the procedures set forth in Section VI(A).
The denial or revocation of an exemption is a final decision.

VII.	Reporting Requirements

All employees are required to submit the following reports:

A.	Initial and Annual Certification

No later than 10 days after becoming an Access Person, each Access Person must submit a certification that they have read and understood the Code of Ethics.
Further, Access Persons are required to certify at least annually that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the code.

I

B.	Initial and Annual Holdings Report

No later than 10 days after becoming an Access Person,, each Access Person must submit an Initial Holdings Report covering his/her holdings. Annually, each Access Person must submit an Annual Holdings Report. The information provided must be current as of a date no more than 45 days within the date the report is submitted. Copies of the Initial and Annual Holdings Reports are
attached. All Affiliated Mutual Funds and unaffiliated mutual funds, with the exception of money market funds, must be included in Initial Holdings
Reports and Annual Holdings Reports.

Each Access Person must list all open securities accounts at the time of the report.

C.	Monthly Transaction and Account Report

Each Access Person must submit a monthly transaction report listing the Access
Person’s securities transactions for the month by the 10th day of the following month. As described in Section III(E), automatic contributions and withdrawals from mutual funds that are subject to a plan that has been pre-cleared (or is exempt from pre-clearance) under Section III(I) do not need to be reported on the monthly reports. A blank copy of this report is available from the Chief
Compliance Officer. Employees must also provide information on any new securities account(s) established during the month including the name of the broker, dealer or bank and the date the account was established.

D.	Duplicate Confirmations

Access Persons are required to notify any brokers, dealers, investment advisers, banks and other financial institutions with whom they have their securities trading accounts to forward duplicate confirmations of any and all of their trades to the Chief Compliance Officer and may use the form letter attached to this
Code to notify such financial institutions.

E.	Reporting of Code of Ethics Violations

If you become aware of any violation of this Code, you are required to promptly report the violation to the Chief Compliance Officer.

F.	Annual Code of Ethics Distribution

Each Access Person will be provided a copy of this Code and any amendment thereto, on at least an annual basis and must acknowledge receipt of it and any amendments thereto.

VIII.	Review of Reports

All reports filed in accordance with this Code will be maintained and kept confidential by the Compliance Department. Reports will be reviewed by the

I

Chief Compliance Officer and other personnel designated by him for this purpose.

IX.	Sanctions

Upon discovering a violation of Essex’s Code, these procedures, or Essex’s or
AMG’s insider trading policies, Essex may impose such sanction(s) as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator and/or restitution to any affected person (including any affected fund or other entity) of an amount equal to the advantage that the violator gained by reason of such violation. In addition, as part of any sanction, Essex may require the Access Person or other individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. Violations of the Code or the insider trading policies may also result in criminal prosecution or civil action.

X.	Code of Ethics Committee

A Code of Ethics Committee, consisting of Essex’s Management Committee and an AMG representative as an observer, will review and consider any proper request of an Access Person for relief or exemption from any restriction, limitation or procedure contained in this Code consistent with the principles and objectives of this Code. The Code of Ethics Committee will also decide the appropriate Code sanctions. The Code of Ethics Committee will hold meetings periodically and may also call meetings on an ad hoc basis as necessary (such as to consider any such proper request for relief or exemption). The Code of Ethics
Committee's decisions on any matters are within its sole discretion and will be final.

XI.	Client and Company Confidentiality

The services that you perform for Essex may expose you to confidential information including (but not limited to):

	1.	Information about Essex’s clients, such as client names,
addresses, telephone numbers, personal financial data and other client information;

	2.	Information about Essex’s client prospects;

	3.	Information regarding Essex’s employees such as personal
information, phone numbers, addresses etc.;

	4.	Information regarding Essex’s legal matters, such as SEC
inquiries or audits, legal claims or litigation, etc.;

	5.	Information relating to the performance of any client account or fund managed by Essex;

	6.	Information regarding clients’ transactions and/or holdings; and

	7.	Information relating to companies visiting Essex’s office.

I

Such information should not be discussed with anyone outside the company without the express knowledge and permission of the
management of Essex.

All matters relating to Essex that become known to any employee must be held in the strictest confidence. Employees must assume that all information relating to Essex is confidential and should not be discussed or released to any outside party (including insurance representatives, attorneys, bankers, brokers, former employees, family members, or friends) without the express knowledge and permission of Essex’s management. Outside parties who insist on knowing confidential information should be directed to management.

Employees also must not use or release any Essex proprietary information without authorization. Proprietary information would include (without limitation) any information relating to portfolio management decisions, analysts reports, clients and their accounts, methods used to select investments, etc.

Employees should not discuss any of Essex’s security holdings (whether for clients or otherwise) including short positions with anyone outside the company. In addition, employees should not discuss with anyone outside the company any research, analysis, or pending purchase or sale of securities by Essex.

XII.	Recordkeeping Requirements

Essex will maintain the following documents for a period of at least five years after the end of the fiscal year in which the report is made or the information provided, the first two years in Essex’s offices.

A.	A copy of each Code of Ethics for Essex that is or was in effect;

B.	A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

C.	A copy of each report made by an Access Person as required by this Code of
Ethics section;

D.	A record of all persons who are or were required to make reports under this
Code, or who are or were responsible for reviewing these reports; and

E.	A record of any decision, and the reasons supporting the decisions to approve the acquisition by an Access Person of an IPO, a secondary offering, a private placement or investment letter securities.

XIII.	Waivers

I

An employee may submit to the Chief Compliance Officer a request for a waiver from the provisions of the Code. All requests must be in writing. Any grant of such request will be reported to the Code of Ethics Committee at its next regularly scheduled meeting.
All written requests and documentation of grants will be maintained pursuant to Section
XII. The Chief Compliance Officer or the Code of Ethics Committee may deny any such waiver request in its or their sole discretion, and any such decision will be final.

I

APPENDIX

STATEMENT OF POLICIES AND PROCEDURES WITH RESPECT TO THE FLOW AND USE
OF MATERIAL NONPUBLIC (INSIDE) INFORMATION

I.	Statement of Policy

Essex Investment Management Company, LLC (“Essex”) forbids any officer or employee from trading, either personally or on behalf of others, including client accounts, while in possession of material nonpublic information in violation of the law. Every officer and employee must read, retain and sign a copy of this Statement of Policy and Procedures. Any questions regarding
Essex’s Policy and Procedures should be referred to Christopher P. McConnell, Essex’s Chief
Compliance Officer.

Generally, it is illegal to trade in securities while you are in possession of material, nonpublic, information that might affect the value of those securities or to transmit that information to anyone who may then trade in such security. Because the law of insider trading involves a number of complex legal interpretations, Essex requires every officer or employee to confer with the Chief Compliance Officer and obtain clearance in writing, before entering into any securities transaction involving perceived, possible, material, nonpublic information. The Chief
Compliance Officer will determine whether proceeding with the proposed transaction would involve substantial risks that the transactions would violate the law. Many aspects of the implementation of the law are “gray” and in this connection, it is Essex’s desire that all of our employees operate in the most conservative manner, thereby avoiding even the appearance of any impropriety. Every officer and employee of Essex must follow the procedures described below or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties, including jail sentences.

II.	INSIDE INFORMATION

General Discussion

Federal and state securities law generally make it unlawful to:

Ò trade,
Ò tip, or
Ò recommend securities

while in possession of material nonpublic information. These so-called "insider” trading restrictions come into play if such information:

Ò relates to a tender offer,
Ò has been acquired improperly, or
Ò though acquired properly, has been obtained in circumstances in which there is a reasonable expectation that it will not be used for trading purposes.

By not adhering to these rules you may subject Essex, yourself and your co-workers to unwanted notoriety and possible business failure. Furthermore, violation of these restrictions may lead to civil penalties, fines and even imprisonment to the violator.

III.	General Prohibitions

	A.	Whether or not Rule 14e-3 (the Tender Offer Rule, described below) is applicable, the federal securities laws, and in particular, Section 10(b) of the Securities Exchange Act, prohibit you from trading, tipping or recommending securities if you possess material nonpublic information that you have reason to know was obtained improperly, or though properly obtained, was obtained in circumstances that indicate it should not be used for trading purposes. In particular, you should not trade, tip or recommend securities if you have obtained material nonpublic information on a confidential basis, from an insider in breach of his or her duty, or through "misappropriation".

Rumors
Along with the prohibition noted above, Essex employees are also advised that employees and/or Essex may violate Section 10(b) of the Securities Exchange Act and be subject to civil or criminal prosecution should an employee or Essex engage in the intentional spreading of false rumors or passing on what the employee or Essex reasonably believes to be a false rumor regarding a publicly traded firm. This action could be seen as market manipulation of securities prices. If an employee becomes aware of such a situation, he or she should contact the Chief Compliance Officer.

	B.	Under SEC Rule 14e-3, you may not trade, tip, or recommend securities of a company that is a target of a tender offer if you possess material nonpublic information regarding the tender offer. This prohibition applies if you have reason to know that the information was obtained, directly or indirectly, from the bidder, the target or a person acting on behalf of the bidder or target.

Moreover, the rule applies to trading, tipping and recommendations even before a tender offer has been made. A substantial step includes, for example,

Ò the formulation of a plan to make a tender offer,
Ò arranging the financing for a tender offer,
Ò preparation of tender offer materials, or
Ò commencement of negotiations with dealers to participate in a tender offer.

IV.	MATERIALITY

Information is "material" if a reasonable investor would want to know it before making an investment decision. In general, information that would affect the value of the securities is material. While it is impossible to list all types of information that might be deemed material under particular circumstances, information dealing with the following subjects is reasonably likely to be considered material:

Ò earnings estimates;
Ò dividends;
Ò major new discoveries or advances in research;
Ò acquisitions, including mergers and tender offers;
Ò the sale of substantial assets;
Ò changes in debt ratings;
Ò significant write-downs of assets or additions to reserves for bad debts or contingent liabilities;

Ò liquidity problems;
Ò extraordinary management developments;
Ò public offerings;
Ò major price or marketing changes;
Ò labor negotiations; and
Ò significant litigation or government agency investigations.

On the other hand, information is generally not material if its public dissemination would not have a market impact. Since such judgments may ultimately be challenged with 20/20 hindsight and the consequences of a wrong decision are potentially severe, you should contact the Chief
Compliance Officer for advice if you are uncertain whether you possess material information.
Here again, it is Essex’s desire to take the most conservative approach and hopefully completely avoid even the appearance of an impropriety.

V.	NON-PUBLIC

	A.	General Discussion

Information that has not been disclosed to the public generally is "nonpublic." To show that information is public, you should be able to point to some fact showing that it is widely available. Information would generally be deemed widely available if it has been disclosed, for example, in:

Ò the broad tape,
Ò Reuters,
Ò daily newspapers,
Ò widely circulated public disclosure documents, such as prospectuses or proxies; or
Ò in certain instances, brokerage reports.

Nonpublic information may include:

Ò information available to a select group of analysts or brokers or institutional investors. However, this may not prohibit an analyst from taking pieces of non-
public information, combining it with certain public information, and weaving a mosaic from which an investment conclusion is drawn;
Ò undisclosed facts which are the subject or rumors, even if the rumors are widely circulated; and
Ò information that has been specifically conveyed to you on a confidential basis until enough time has elapsed for the market to respond to a public announcement of the information.

	B.	When You Cannot Trade, Tip or Recommend Securities

Ò You cannot trade, tip or recommend securities of a target whenever you possess material nonpublic information acquired from the bidder or target or one of their agents.

Ò As noted above, outside the tender offer context, you are prohibited from trading, tipping, or recommending securities while in possession of material nonpublic information if you obtained the information (1) on a confidential basis from a client or other person, (2) from an insider in breach of his or her fiduciary duty, or (3)
through misappropriation.

C.	Information Obtained on a Confidential Basis

When the Firm obtains information from an outside source, typically a client or a potential client, with the expectation that it will keep such information confidential, you are prohibited from using that information to trade, tip or recommend securities, whether or not such an action would involve a violation of the securities laws. The expectation of confidentiality may be explicitly set forth or implied by the nature of the Firm's relationship with the source of the information, as when the Firm obtains information from an investment banking client.

D.	Information Obtained though a Breach of Fiduciary Duty

Ò Even in the absence of an expectation of confidentiality, you are prohibited from trading, tipping or recommending securities on the basis of material nonpublic information disclosed by an insider in breach of fiduciary duty or similar duty.

Ò Whether an insider breaches his fiduciary duty by disclosing information to you is not always an easy determination to make and depends in large part on the purpose of the disclosure, it is improper for you to use that information to recommend or trade securities. The "personal benefit" test is satisfied if the insider receives a pecuniary or reputational benefit by disclosing the information.

Ò Temporary insiders--You should be aware that for purposes of finding a breach by an
"insider," the term "insider" is broadly defined to include not only traditional insiders, such as officers and directors, but also "temporary insiders." Temporary insiders" include, for example, investment bankers, accountants, lawyers, or consultants who have entered into a relationship with the corporation that gives them access to information solely for corporate purposes.

Ò The "personal benefit" and "temporary insider" standards are difficult to apply in some situations. You should contact the Chief Compliance Officer if you are unsure of how these tests should be applied in a particular case.

E.	Information Obtained Through Misappropriation

"Misappropriated" information is information that has been improperly obtained or though obtained properly, is being used improperly for a purpose contrary to the purpose for which it was given. For example, if a printer, a commercial banker or a lawyer trades on the basis of material nonpublic information entrusted to him by a client, it is likely that he will be found to have misappropriated the information.
Likewise if such a person divulges the information to you, and you trade, tip or recommend securities, you may be found liable as a "tippee" with respect to the misappropriated information. For this reason, absent approval by the Chief
Compliance Officer on the basis of a full exploration of the facts, you cannot in such circumstances trade, tip or make recommendations regarding the affected securities.

F.	Qualification on Prohibition

Ò Improper disclosures should be distinguished from the situation in which company officers routinely answer questions from you about previously-issued press releases, earnings reports, regulatory filings, or otherwise help you to fill in the gaps of your analysis.

Ò In brief, you are not prohibited from using information obtained legitimately through your own analysis or appropriate investigative efforts, if you are satisfied that the disclosure of such information to you was not unlawful.

G.	Possession vs. Use

Ò The "possession" test has been adopted in the Exchange Act, Rule 14e-3, relating to tender offers. The treble damages penalty of the Insider Trading Sanctions Act
("ITSA") as well as the damages provisions of the Insider Trading and Securities
Fraud Enforcement Act of 1988, explicitly apply to persons who "possess" material nonpublic information.

Ò However, under Section 10(b) there is a conflict. While the SEC argues that
"possession" rather than "use" is the appropriate standard, language in some court decisions appears to support the "use test." That is, the requirement that the material non-public information has been a factor (i.e., has been used) in the decision to buy or sell. To deal with the potentially difficult proof problem, however, courts create a rebuttable presumption that trading is caused by possession of the information where the information is both material and non-public.

Ò It is, therefore, very important to document that one's purchase or sale decision or recommendation was based on legitimate investigatory work and was not based on material non-public information. While such a demonstration may not provide an absolute defense to all charges, it can support the argument that there can be no breach of duty to support a fraud charge under Section 10(b) unless the defendants used the improper information.

VI.	SCIENTER

Ò The Supreme Court has held that to prove a violation of Section 10(b), a plaintiff (whether the government or a private plaintiff) must prove "scienter". The Court defined scienter as an
"intent to deceive, manipulate or defraud," but also stated that it embraces "knowing"
misconduct and reserved the issue whether it includes recklessness. Lower courts have held that in most cases recklessness satisfies the scienter requirement of Section 10(b).

Ò There is some uncertainty about exactly how the scienter requirement fits into insider trading cases. Under the possession test, it would appear sufficient if the insider knew (or was reckless in not knowing) that the information was material and nonpublic. Under the fiduciary duty/fraud theory, however, it is not enough that the insider trade on the basis of information that is material and nonpublic. Insider trading is not actionable unless the person trades in breach of a fiduciary duty owed to the other party in the transaction. In this situation, the interpretation most consistent with the Court's theory is that the insider must know of (or be reckless in not knowing) the facts that made the trade a breach of duty to the other party in the transaction. Under the misappropriation theory, the insider must know (or be reckless in not knowing) the facts that make the trade a breach of duty owed to someone other than the other party to the transaction.

Ò Scienter generally arises as an issue in tippee cases. Even under the possession test, it was necessary to show that the tippee knew (or at least should have known) that the information was material and nonpublic. Dirks, however, adds the further requirement that the tippee
"[know] or should know that there has been a breach." As one district court stated, to prove that a tippee acted with scienter, the plaintiff must prove that he/she” knew or had reason to know that [the tipper] communicated material, nonpublic information for direct or indirect personal gain " The "should know" and "reason to know" formulations are curious since they are more akin to a negligence formulation than a recklessness standard.

VII.	FRONT-RUNNING RESTRICTIONS

Ò The purchase or sale of securities while in possession of material non-public information concerning block transactions in those securities is known as "front-running."

Ò Trading before a research recommendation is announced or before its market impact has been felt is also known as "front-running." It has been interpreted to violate the requirements of the Exchanges and FINRA if brokers do not adhere to just and equitable trade principles.

VIII.	COMPLIANCE WITH THESE GUIDELINES

Ò These guidelines will be annually distributed to all present employees and to all new employees at the time of their employment. The guidelines will be acknowledged by all employees in writing. From time to time they will be re-circulated and revised in light of new developments.

Ò If there is any unresolved question in your mind as to the applicability and interpretation of these guidelines or the propriety of any desired action, the matter must be discussed with the
Chief Compliance Officer prior to trading or disclosure of the information.

INITIAL AND ANNUAL CODE OF ETHICS CERTIFICATION

TO: Chief Compliance Officer

FROM: _______________________________________

DATE: _______________________________________

SUBJECT: Initial and Annual Code of Ethics Acknowledgment Form - Essex Code of Ethics

I acknowledge that I have received, read, understood and I hereby assure that I will comply with
Essex Investment Management Company, LLC’s Code of Ethics, as amended. I recognize the responsibilities and obligations, including but not limited to preclearance, monthly transaction reports, initial and annual listing of holdings, and compliance with federal securities laws, incurred by me as a result of my being subject to this Code. If initial certification: I hereby agree to abide by the attached Code. If annual recertification: I hereby acknowledge that during the past year I have abided by the attached Code. If otherwise, I have provided a description of my violations and the reason for the same immediately below.

_______________________________________	_______________________________________
SIGNATURE AND PRINTED NAME	DATE

PRE-CLEARANCE AUTHORIZATION FORM

TO: Chief Compliance Officer
FROM:
DATE:
SUBJECT: Proposed Personal Security Transactions

I am currently considering a buy/sell, long/short transaction involving the following:

Account Name	Account No.	No. of Shares/Par Value(if bonds)	Symbol/Cusip	Name

In an attempt to avoid a conflict of interest or even the appearance of a conflict of interest, I hereby certify that there are not any open orders currently pending for the above-referenced security. In addition, I am not aware of any interest that might result in any activity in the above-referenced security during the immediate days ahead. Lastly, I hereby confirm there has been no activity during the prior seven calendar days (and up to the time I sign this form)
by any of our clients (other than transactions due to unforeseen client-directed cash-flows).

Co-Head Trader (Chief Compliance	Time	Date
Officer if Co-Head trader pre-clearance
request)

I hereby certify that, to the best of my knowledge, there is not any research currently being conducted and I have not directed any person to perform such research that might result in transaction activity in the above-referenced security during the immediate days ahead.

Chief Compliance Officer, President,		Date
Chairman or Compliance Manager

Pursuant to Section III.J. of the Code of Ethics, I certify that the above contemplated transaction is in a large, liquid security with high trading volume and whose purchase or sale by the employee will not impact the security.
Further, any current or subsequent purchase or sale by Essex would not generally be expected to impact the price of the security and thereby benefit the employee.

Co-Head Trader (Chief Compliance	Time	Date
Officer if Co-Head Trader pre-clearance
request)

Based upon the above certifications, I have determined that my transaction activity will not conflict with any transaction placed or contemplated on behalf of Essex clients. I certify that I will not sell/cover this security for a profit within 60 days of this transaction. Beyond this, I do not believe there to be even the appearance of a possible conflict of interest. In addition, I am not aware of any information that has not been disclosed to the Investment
Committee, which, if it had been disclosed might have resulted in either the purchase or sale of a security for any of
Essex’s clients accounts. Further, I understand that in the event that a subsequent transaction occurs which would, in the opinion of the Chief Compliance Officer, create or result in a conflict of interest or the appearance of a conflict, the Chief Compliance Officer may require the cancellation of my transaction.

Employee	Date

*TRADE MUST BE FULLY COMPLETED ON DAY OF PRE-CLEARANCE AUTHORIZATION*

PRE-CLEARANCE AUTHORIZATION FORM
Affiliated Mutual Funds Only

TO: Chief Compliance Officer
FROM:
DATE:
SUBJECT: Proposed Personal Security Transactions

I am currently considering a buy/sell, long/short transaction involving the following:

Account Name	Account No.	No. of Shares Symbol/Cusip	Name

I hereby certify that, to the best of my knowledge, there is not any research currently being conducted and I have not directed any person to perform such research that might result in transaction activity in the above-referenced security during the immediate days ahead.

Chief Compliance Officer, President,			Date
Chairman or Compliance Manager

Based upon the above certifications, I have determined that my transaction activity will not conflict with any transaction placed or contemplated on behalf of Essex clients. I certify that I will not sell/cover this security for a profit within 60 days of this transaction. Beyond this, I do not believe there to be even the appearance of a possible conflict of interest. In addition, I am not aware of any information that has not been disclosed to the Investment
Committee, which, if it had been disclosed might have resulted in either the purchase or sale of a security for any of
Essex’s clients accounts. Further, I understand that in the event that a subsequent transaction occurs which would, in the opinion of the Chief Compliance Officer, create or result in a conflict of interest or the appearance of a conflict, the Chief Compliance Officer may require the cancellation of my transaction.

	Employee		Date

*TRADE MUST BE FULLY COMPLETED ON DAY OF PRE-CLEARANCE AUTHORIZATION*

ESSEX INVESTMENT MANAGEMENT COMPANY, LLC
CODE OF ETHICS
INITIAL and ANNUAL HOLDINGS REPORT CERTIFICATION

Hire Date:
Year ending:
Holdings as of:

ACKNOWLEDGMENT

I certify that I have received, read, understand and agree to abide by Essex’s Code of Ethics. I recognize that the Policies and Procedures described herein apply to me and agree to comply in all respects. I certify that I have reported all brokerage accounts and statements required to be reported under the Code.
I also understand that Essex will take appropriate disciplinary actions against me for violating such
Policies as well as in the event of any other legal violations. Furthermore, I understand that any violation of the Code of Ethics may lead to serious sanctions, including dismissal from Essex.

Please check the appropriate box. If applicable, please attach your statements. It may be appropriate to check both the First and Second boxes if you hold accounts or securities where
Compliance does not receive a regular account statement (e.g., private placement investments or a former 401k account).
As of month/year-end date:

1	I owned reportable securities*. Copies of all my statements are already submitted to
Compliance.

1	I owned reportable securities*. I have attached the statement(s) for the period ending X date.

1	I did not own any reportable securities*.

As of December x, 200_, the following are the names of any brokers, dealers or banks at which I held any securities** for my direct or indirect benefit. (e.g., US Treasury Note/Bill/Bond, CD,

Variable Annuity, 529 Plan, Mutual Fund, Money Market Fund, Bond, Stock, Option, ADR, etc.)

Print Name
Signature
Date

* See Attachment A for the definition of “securities” and “reportable securities”.

ATTACHMENT A

*Definition of Reportable Security

Rule 204A-1(e)(10) defines “reportable security” as defined in Section 202(a)(18) of the Investment
Advisers Act of 1940, except that it does NOT include:

• Direct obligations of the Government of the United States;
• Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-
term debt instruments, including repurchase agreements;
• Shares issued by money market funds;
• Shares issued by open-end funds other than reportable funds; and
• Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Note: All ETF’s are considered reportable securities for purposes of this Code.

**Section 202(a)(18) of the Advisers Act defines a “security” as:

Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Definition of Affiliated Mutual Fund
Any mutual fund for which Essex or an Affiliate acts either as an adviser or sub-adviser. A current list of Affiliated Mutual Funds is available upon request.

BROKER CONFIRMATION REQUEST LETTER

Date

Name
BD Name
BD Fax Number or Address

Re: Employee Name, Account Number (s)

I am an employee of Essex Investment Management Company, LLC, a registered investment adviser. In compliance with the Firm’s Code of Ethics, please send duplicate copies of confirmations of any securities transactions in the above referenced account to the Firm at the following address:

Chief Compliance Officer
Essex Investment Management Company, LLC
29th Floor
125 High Street
Boston, MA 02110

Very truly yours,

Essex Employee

Cc: Essex Chief Compliance Officer